AMERICAN ENTERPRISE MVA ACCOUNT

                                  EXHIBIT INDEX

Exhibit Index

5. Opinion of Counsel and consent to its use as to the securities being registered for the American Express(R) Galaxy Premier Variable Annuity and the American Express Pinnacle Variable Annuity(SM,)

23.    Consent  of  Independent  Auditors.